    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2007



                                                     REGISTRATION NO. 333-139938


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                Amendment No. 1
                                       to


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                     UNITED AMERICAN HEALTHCARE CORPORATION
             (Exact name of Registrant as specified in its charter)

            MICHIGAN                                           38-2526913
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                                   ----------

                           300 RIVER PLACE, SUITE 4950
                          DETROIT, MICHIGAN 48207-5062
                                 (313) 393-4571
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                   ----------

                                WILLIAM C. BROOKS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     UNITED AMERICAN HEALTHCARE CORPORATION
                           300 RIVER PLACE, SUITE 4950
                          DETROIT, MICHIGAN 48207-5062
                                 (313) 393-4571
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                          COPIES OF COMMUNICATIONS TO:
                                 JOHN M. KAMINS
                      HONIGMAN MILLER SCHWARTZ AND COHN LLP
                          2290 FIRST NATIONAL BUILDING
                          DETROIT, MICHIGAN 48226-3506
                                 (313) 465-7436

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times on and after the date on which this registration statement becomes effective as the selling securityholders may determine.

                                   ----------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                          PROPOSED MAXIMUM                                     AMOUNT OF
       TITLE OF EACH CLASS OF           AMOUNT TO BE          OFFERING               PROPOSED MAXIMUM        REGISTRATION
     SECURITIES TO BE REGISTERED       REGISTERED (1)   PRICE PER SHARE (2)   AGGREGATE OFFERING PRICE (2)        FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share      1,149,999            $7.42                   $8,532,992.58               $913.03
=========================================================================================================================

(1) Includes 149,999 of shares of common stock issuable upon exercise of certain warrants and 1,000,000 shares of common stock held by the selling securityholders.

(2) Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low sales prices of the common stock on The Nasdaq Capital Market on January 9, 2007.

     In addition to the shares of common stock set forth on the Calculation of Registration Fee table, pursuant to Rule 416 of the Securities Act, this registration statement also registers such additional number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                   PROSPECTUS

                     UNITED AMERICAN HEALTHCARE CORPORATION
                            1,149,999 COMMON SHARES

     This prospectus relates to resale by the selling securityholders of shares of our common stock, no par value per share, issued and issuable from time to time, including:

     -    1,000,000 shares of our outstanding common stock; and

     - 149,999 shares of our common stock issuable upon the exercise of warrants.

     These shares of common stock and warrants to purchase common stock were issued by United American Healthcare Corporation in a private placement to the persons and entities whom we refer to in this prospectus as the selling securityholders. See "Selling Securityholders." This offering is not being underwritten.

     We will not receive any proceeds from the sale of these shares. Upon the exercise of warrants by payment of cash, however, we will receive the exercise price of the warrants as follows:

                              Number of   Exercise
                               Common      Price
                               Shares    per Share
                            ---------   ---------
                              99,999       $8.50
                              50,000       $9.01

     The selling securityholders identified in this prospectus (which term as used herein also includes the selling securityholders' pledgees, donees, transferees or other successors-in-interest) may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.


     Our common stock is traded on The Nasdaq Capital Market under the ticker symbol "UAHC." On January 23, 2007, the closing sale price of one share of our common stock, as reported by Nasdaq, was $7.37. You are urged to obtain current market quotations for our common stock.


     INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" ON PAGE 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is January 24, 2007.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Forward-Looking Statements...............................................     3
Summary..................................................................     4
Risk Factors.............................................................     5
Use of Proceeds..........................................................     5
Selling Securityholders..................................................     6
Plan of Distribution.....................................................     8
Legal Matters............................................................    10
Experts..................................................................    10
Where You Can Find More Information......................................    10
Documents Incorporated by Reference......................................    11

     You should rely only on the information contained in this prospectus. Neither United American Healthcare Corporation nor any selling securityholder, broker, dealer or agent has authorized anyone to provide you with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common shares.

     No action is being taken in any jurisdiction outside the United States to permit a public offering of the common shares or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe the restrictions of that jurisdiction related to this offering and the distribution of this prospectus.

                           FORWARD-LOOKING STATEMENTS


     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, that involve risks and uncertainties. In some cases, forward-looking statements are identified by words such as "believes," "anticipates," "expects," "intends," "plans," "will," "could," "may," "might" and similar expressions. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the incorporated document, as the case may be. All of these forward-looking statements are based on information available to us at the time of this prospectus or the incorporated document, as the case may be, and we assume no obligation to update any of these statements. Actual results could differ from those projected in these forward-looking statements as a result of many factors, including those identified by reference in sections titled "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS" (particularly items numbered 1 - 17), "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and elsewhere contained in our Annual Report on Form 10-K for the year ended June 30, 2006, as updated by our Quarterly Report on Form 10-Q and in the documents filed by us with the SEC after the date of this prospectus and incorporated by reference herein. We urge you to review and consider the various disclosures made by us in this prospectus, and those detailed from time to time in our filings with the Securities and Exchange Commission ("SEC"), that attempt to advise you of the risks and factors that may affect our future results.

                                     SUMMARY

     This summary highlights information about United American Healthcare Corporation. Because this is a summary, it does not contain all the information you should consider before investing in our common stock. You should read carefully this entire prospectus and the documents that we incorporate by reference. As used in this prospectus, references to "we," "us," "our" and "the Company" mean United American Healthcare Corporation and its subsidiaries and affiliates, unless the context clearly indicates otherwise.

                                   THE COMPANY


     We provide comprehensive management and consulting services to UAHC Health Plan of Tennessee, Inc. ("UAHC-TN"), a managed care organization (MCO) which is a wholly owned second-tier subsidiary of United American Healthcare Corporation. Since November 1993, UAHC-TN has had a contract with the State of Tennessee for the State's "TennCare" program, to arrange for the financing and delivery of health care services on a capitated basis to eligible Medicaid beneficiaries and non-Medicaid individuals who lack access to private or employer sponsored health insurance or to another government health plan. Through successive contractual amendments, UAHC-TN's TennCare contract has been extended many times, most recently through June 30, 2007. As of January 23, 2007, there were approximately 112,000 enrollees in UAHC-TN.


     Our management and consulting services include feasibility studies for licensure, strategic planning, corporate governance, management information systems, human resources, marketing, pre-certification, utilization review programs, individual case management, budgeting, provider network services, accreditation preparation, enrollment processing, claims processing, member services and cost containment programs. We also arrange for the financing of health care services and delivery of these services by primary care physicians and specialists, hospitals, pharmacies and other ancillary providers to commercial employer groups and government-sponsored populations in Tennessee.

     On October 10, 2006, UAHC-TN received a contract with the Centers for Medicare & Medicaid Services (CMS) to act as a Medicare Advantage qualified organization. The contract authorizes UAHC-TN to serve members enrolled in both the Tennessee Medicaid and Medicare programs, commonly referred to as "dual-eligibles," specifically to offer a Special Needs Plan to its eligible members in Shelby County, Tennessee (including the City of Memphis), and to operate a Voluntary Medicare Prescription Drug Plan, both beginning January 1, 2007. The initial contract term is through December 31, 2007, after which the contract may be renewed for successive one-year periods in accordance with its terms.

     We were incorporated in Michigan in December 1983 and commenced operations in May 1985. Our principal executive offices are at 300 River Place, Suite 4950, Detroit, Michigan 48207. Our telephone number is (313) 393-4571. Our website is www.uahc.com. Information contained on our website is not part of, and is not incorporated into, this prospectus. Our filings with the SEC are available without charge on our website as soon as reasonably practicable after filing.

                                  THE OFFERING

Common Stock offered by selling
securityholders....................   1,149,999 shares (1)

Use of Proceeds....................   We will not receive any proceeds from the
                                      sale of shares in this offering. Upon any
                                      exercise of warrants by payment of cash,
                                      however, we will receive the exercise
                                      price of the warrants as follows:

                                        Number of     Exercise Price
                                      Common Shares      per Share
                                      -------------   --------------
                                          99,999           $8.50
                                          50,000           $9.01

The Nasdaq Capital Market symbol...   "UAHC"

----------
(1) Includes 1,000,000 shares of our outstanding common stock and 149,999 shares of our common stock issuable upon the exercise of warrants.

                                  RISK FACTORS


     An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our Annual Report on Form 10-K for the year ended June 30, 2006, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and as further updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission after the date of this prospectus and that are incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in us.


                                 USE OF PROCEEDS

     The selling securityholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any proceeds from the sale of the shares of common stock offered by the selling securityholders pursuant to this prospectus. The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting or tax services or any other expenses incurred by the selling securityholders in disposing of the shares of common stock, except as described below. We will bear all other costs, fees and expenses incurred in registering the shares of common stock covered by this prospectus, including without limitation, all registration and filing fees, Nasdaq listing fees and the fees and expenses of our counsel and our accountants,

     Of the 1,149,999 shares of common stock covered by this prospectus, 149,999 shares are, prior to their resale pursuant to this prospectus, issuable upon exercise of warrants. The warrants may be exercised by the payment of cash, but also have a "cashless exercise" provision. Upon the exercise of warrants by payment of cash, we will receive the warrants' exercise price as follows:

                               Number of    Exercise
                                Common       Price
                                Shares     per Share
                               ---------   ---------
                               99,999      $8.50
                               50,000      $9.01

To the extent we receive cash upon any exercise of the warrants, we expect to use that cash for general corporate purposes.

                             SELLING SECURITYHOLDERS

     In December 2006, we completed a sale of 1,000,000 shares of common stock and warrants to purchase 99,999 additional shares of our common stock
("Investor Warrants") in a private placement. As partial compensation for services in the private placement, we issued to the co-placement agents, Security Research Associates, Inc. (or its designees) and Moors & Cabot, Inc., warrants to purchase up to 50,000 shares of our common stock ("Placement Agent Warrants"). This prospectus covers the offer and sale by the selling securityholders of up to the total number of shares of common stock that have been issued to the selling securityholders in the private placement and that are issuable upon exercise of the Investor Warrants and Placement Agent Warrants.

     The private placement transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The shares and warrants in the private placement transaction were offered and sold only to "accredited investors" as defined in Regulation D under the Securities Act, who represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. In satisfaction of our obligations under a registration rights agreement we entered into with the selling securityholders in connection with the private placement and our agreement with the co-placement agents, this prospectus registers the resale of 1,149,999 shares of our common stock, comprising all of the 1,000,000 shares which were acquired by the selling securityholders in the private placement, all of the 99,999 shares issuable upon the exercise of Investor Warrants and all of the 50,000 shares issuable upon the exercise of Placement Agent Warrants. We agreed to keep the registration statement effective until such date that is the earlier of (i) the date when all of the shares of common stock offered hereby are sold or (ii) December 13, 2008. The selling securityholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

     Except as set forth herein, the selling securityholders have not had any position, office or material relationship with us within the past three years.

     Because the selling securityholders may sell all, some or none of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. The column showing number of shares owned after the offering assumes that the selling securityholders will sell all of the securities offered by this prospectus. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. In calculating the shares beneficially owned by each selling securityholders prior to and after the offering, we have based our calculations on the number of shares of common stock deemed outstanding as of January 9, 2007.

     Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

     The following table shows information, as of January 9, 2007, with respect to the selling securityholders and the shares of our common stock, which they beneficially own, that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling securityholders.

                                                         NUMBER OF                              SHARES
                                                         SHARES OF     MAXIMUM NUMBER     BENEFICIALLY OWNED
                                                       COMMON STOCK     OF SHARES TO      AFTER THE OFFERING
                                                        OWNED PRIOR       BE SOLD       ----------------------
                                                          TO THE        PURSUANT TO     NUMBER OF   PERCENTAGE
SELLING SECURITYHOLDER                                   OFFERING     THIS PROSPECTUS     SHARES     OF CLASS
----------------------                                 ------------   ---------------   ---------   ----------
Bald Eagle Fund, LTD                                        3,212         3,212               0          *
Bowling Green Orthopedics Inc. 401K & PSP WAS 1/1/80
FBO R. Barker                                               8,800         8,800               0          *
Braeburn Enterprise Fund, LLC                              16,338        16,338               0          *
Braeburn Special Opportunities Fund, LLC                  106,043       106,043               0          *
Braeburn Special Opportunities Fund 2, LLC                 24,655        24,655               0          *
Brian & Suzanne Swift 1991 Living Trust                    15,000        15,000               0          *
Capital Ventures International                            220,000       220,000               0          *
Timothy Collins                                             1,000         1,000               0          *
David Dohrmann                                              2,800         2,800               0          *
Deborah L. Frogameni                                       11,000        11,000               0          *
Richard C. Goldstein                                       22,000        22,000               0          *
Gary Hamilton                                               2,200         2,200               0          *
Hudson Bay Fund LP                                         58,080        58,080               0          *
Hudson Bay Overseas Fund LTD                               62,920        62,920               0          *
Iroquois Master Fund Ltd.                                 148,500       148,500               0          *
Joslynda Capital LLC                                       27,500        27,500               0          *
Kensington Partners LP                                     69,751        69,751               0          *
William Klages                                              2,200         2,200               0          *
Alan B. Lancz                                              11,000        11,000               0          *
Howard Miller and Barbara Miller                           11,000        11,000               0          *
Moors & Cabot, Inc.                                        20,000        20,000               0          *
Nite Capital LP                                            27,500        27,500               0          *
David N. Olson                                              4,500         4,500               0          *
Pacific Asset Partners                                     84,700        84,700               0          *
Rogers Family Trust UTD 01/21/81(1)                       361,000       110,000         251,000          *
Roy and Ruth Rogers Unit Trust UTD 9/28/89(1)             179,000        55,000         124,000          *
Security Research Associates, Inc.                          2,300         2,300               0          *
Drew Johnston Smith                                        11,000        11,000               0          *
Michael J. Zbierajewski                                    11,000        11,000               0          *

----------
*    Less than 1%

(1) Roy L. Rogers and his spouse, Ruth Rogers, are co-trustees of the Rogers Family Trust UTD 01/21/81, a revocable trust, and the Roy and Ruth Rogers Unit Trust UTD 9/28/89, an irrevocable charitable trust. As a result, Roy
     L. Rogers and Ruth Rogers, may be deemed the beneficial owner of any shares owned by such two Trusts.

                              PLAN OF DISTRIBUTION

     We are registering the shares covered by this prospectus to permit the resale of those shares of our common stock by the selling securityholders from time to time after the date of this prospectus. We are registering the common stock to fulfill our obligations under a registration rights agreement with the selling securityholders. The registration of the common stock does not necessarily mean that any of the shares will be offered or sold by the selling securityholders under this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock.

     The selling securityholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling the shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     -    short sales;

     - broker-dealers may agree with the selling securityholders to sell a specified number of the shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

     The selling securityholders may also sell the shares under Rule 144 under the Securities Act or pursuant to another exemption from registration under the Securities Act, if available, rather than under this prospectus.

     The selling securityholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver the shares in connection with those trades.

     Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of the shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the relevant selling securityholder. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

     The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances in which the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. If required, we will file a supplement to this prospectus or an amendment to the registration statement, amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

     The selling securityholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We agreed to keep this prospectus effective for a period ending on the date that all of the common shares have been sold or if earlier, December 13, 2009. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We will pay all of our expenses associated with the registration of the shares of common stock, including filing and printing fees, our counsel and accounting fees and expenses, and costs associated with clearing the shares for sale under applicable state securities laws and listing fees, but excluding fees and expenses of counsel to the selling securityholders, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the shares being sold. If the shares of common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     If the selling securityholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock pursuant to this prospectus and activities of the selling securityholders.

     The registration rights agreement permits us to suspend the use of this prospectus in connection with sales of the shares of our common stock offered under this prospectus by holders during periods of time under certain circumstances relating to pending corporate developments and public filings with the Securities and Exchange Commission and similar events.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered under this prospectus has been passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

                                     EXPERTS

     The consolidated financial statements as of and for the years ended June 30, 2006 and 2005 incorporated by reference in this Registration Statement from United American Healthcare Corporation's Annual Report on Form 10-K for the year ended June 30, 2006 have been audited by UHY LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements for the year ended June 30, 2004 incorporated by reference in this Registration Statement from United American Healthcare Corporation's Annual Report on Form 10-K for the year ended June 30, 2006 have been audited by Follmer Rudzewicz PLC, an independent registered public accounting firm, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are filing this prospectus as part of a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 000-18839. You may read and copy the registration statement and any other document we file at the SEC's public reference room located at:

                               100 F Street, N.E.
                             Washington, D.C. 20549

     You may obtain information on the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC and these filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our shares of common stock are listed on The Nasdaq Capital Market under the symbol "UAHC." You may read and copy our SEC filings and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. Information about us, including our SEC filings, is also available on our website at http://www.uahc.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

     Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents and when any such document is an exhibit to the registration statement, each such statement is qualified in its entirety by reference to the copy of such document filed with the SEC.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file at a later date with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

     -    Our Annual Report on Form 10-K for the year ended June 30, 2006.


     -    Our Quarterly Report on Form 10-Q for the quarter ended
          September 30, 2006.


     - Our Current Reports on Form 8-K dated October 16, 2006 and December 15, 2006.

     We will provide a copy of the documents we incorporate by reference upon request, at no cost, to any person who receives this prospectus. You may request a copy of these filings, by writing or telephoning us at the following:

                     United American Healthcare Corporation
                           300 River Place, Suite 4950
                          Detroit, Michigan 48207-5062
                          Attention: Stephen D. Harris
                                 (313) 393-4571.

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NEITHER WE NOR THE SELLING SECURITYHOLDERS ARE MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE RELEVANT DOCUMENT.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by United American Healthcare Corporation. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee............  $   913.03
Printing and engraving..........    3,000.00
Accounting fees and expenses....    6,000.00
Legal fees and expenses.........   25,000.00
Miscellaneous expenses..........        0.00
                                   ---------
Total...........................  $34,913.03
                                   =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The provisions of our Bylaws relating to indemnification of directors and executive officers generally provide that directors and executive officers will be indemnified to the fullest extent permissible under Michigan law. The provision also provides for the advancement of litigation expenses at the request of a director or executive officer. These obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act or the Michigan Uniform Securities Act, as amended. We believe that such indemnification will assist the Company in continuing to attract and retain talented directors and officers in light of the risk of litigation directed against directors and officers of publicly-held corporations.

     Pursuant to the registration rights agreement between us and the selling securityholders, we have agreed to indemnify the selling securityholders or contribute to losses arising out of certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act. The selling securityholders have agreed to a limited similar indemnification of us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

     A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on January 24, 2007.


                                        UNITED AMERICAN HEALTHCARE CORPORATION


                                        By: /s/ William C. Brooks
                                            ------------------------------------
                                        Name: William C. Brooks
                                        Title: President and Chief Executive
                                               Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE/TITLE                          DATE
                ---------------                          ----


/s/ William C. Brooks                              January 24, 2007
------------------------------------------------
William C. Brooks, President and Chief
Executive Officer (Principal Executive
Officer)


/s/ Stephen D. Harris*                             January 24, 2007
------------------------------------------------
Stephen D. Harris, Executive Vice
President, Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)


/s/ Richard M. Brown, D.O.*                        January 24, 2007
------------------------------------------------
Richard M. Brown, D.O., Director


/s/ Darrel W. Francis*                             January 24, 2007
------------------------------------------------
Darrel W. Francis, Director


/s/ Tom A. Goss*                                   January 24, 2007
------------------------------------------------
Tom A. Goss, Director


/s/ Ronald E. Hall, Sr.*                           January 24, 2007
------------------------------------------------
Ronald E. Hall, Sr., Director


/s/ Emmett S. Moten, Jr.*                          January 24, 2007
------------------------------------------------
Emmett S. Moten, Jr., Director


/s/ Eddie R. Munson*                               January 24, 2007
------------------------------------------------
Eddie R. Munson, Director


* By: /s/ William C. Brooks
      ------------------------------------------
      William C. Brooks
      Attorney-in-fact

                                INDEX TO EXHIBITS


NUMBER       DESCRIPTION OF DOCUMENT        INCORPORATED HEREIN BY REFERENCE TO
------   -------------------------------   -------------------------------------
4.1      Restated Articles of              Exhibit 3.1 to our Registration
         Incorporation                     Statement on Form S-1, declared
                                           effective on April 23, 1991
                                           ("1991 S-1")

4.2      Certificate of Amendment to the   Exhibit 3.1(a) to 1991 S-1
         Articles of Incorporation

4.3      Amended and Restated Bylaws       Exhibit 3.2 to our 1993 Annual Report
                                           on Form 10-K

4.4      Specimen stock certificate        Exhibit 4.2 to our 1995 Annual Report
                                           on Form 10-K

4.5      Form of Common Stock Purchase     Exhibit 4.1 to our Current Report on
         Warrant dated as of December      Form 8-K dated December 15, 2006
         13, 2006, issued by the Company

4.6      Registration Rights Agreement     Exhibit 10.2  to our Current Report
                                           on Form 8-K dated December 15, 2006

5.1*     Opinion of Honigman Miller
         Schwartz and Cohn LLP

23.1*    Consent of UHY LLP, Independent
         Registered Public Accounting
         Firm

23.2*    Consent of Follmer Rudzewicz
         PLC, Independent Registered
         Public Accounting Firm

23.3*    Consent of Honigman Miller
         Schwartz and Cohn LLP (included
         in Exhibit 5.1)

24.1*    Powers of Attorney



----------
*    Previously filed.